Exhibit 4.2

[FACE OF NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, S.A./N.V. AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO COLGATE-PALMOLIVE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS COMMON DEPOSITARY (THE “COMMON DEPOSITARY”) FOR EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, AS NOMINEE OF THE COMMON DEPOSITARY. UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE, CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR A NOMINEE OF THE COMMON DEPOSITARY TO A SUCCESSOR COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY.

IF APPLICABLE, THE “TOTAL AMOUNT OF OID,” “YIELD TO MATURITY” AND “INITIAL ACCRUAL PERIOD” (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT RULES.

REGISTERED	CUSIP No.: 194162AF0	PRINCIPAL AMOUNT:
No. FLR- 3	ISIN No.: XS1230926609	€500,000,000
	Common Code: 123092660

COLGATE-PALMOLIVE COMPANY
MEDIUM-TERM NOTE, SERIES H
(Floating Rate)

INTEREST RATE BASIS	ORIGINAL ISSUE DATE:	STATED MATURITY DATE:
OR BASES: EURIBOR	May 14, 2015	May 14, 2019

IF LIBOR:	IF CMT RATE:	IF FEDERAL FUNDS RATE:
[ ] Reuters Page LIBOR01	[ ] Reuters Page FRBCMT	[ ] Federal Funds (Effective) Rate
[ ] Reuters Page LIBOR02	[ ] Reuters Page FEDCMT	[ ] Federal Funds Open Rate
	[ ] Weekly Average	[ ] Federal Funds Target Rate
Designated LIBOR	[ ] Monthly Average
Currency:

INDEX MATURITY: 3 month	INITIAL INTEREST RATE: 3-month EURIBOR on the second Target Settlement Day prior to the Original Issue Date plus 0.23%	INTEREST PAYMENT DATE(S): February 14, May 14, August 14 and November 14 of each year, commencing on August 14, 2015

INITIAL INTEREST RESET DATE: August 14, 2015	INTEREST DETERMINATION DATES: Quarterly on the second Target Settlement Day prior to each Interest Reset Date	INTEREST RATE RESET PERIOD: Quarterly

REGULAR RECORD DATES: See Addendum attached hereto	SPREAD (PLUS OR MINUS): +0.23%	SPREAD MULTIPLIER: N/A

MINIMUM INTEREST RATE: 0.00%	MAXIMUM INTEREST RATE: N/A	INTEREST RESET DATE(S): February 14, May 14, August 14 and November 14 of each year, commencing on August 14, 2015

INITIAL REDEMPTION	INITIAL REDEMPTION	*ANNUAL REDEMPTION
DATE: N/A	PERCENTAGE: %	PERCENTAGE REDUCTION: %

HOLDER’S OPTIONAL	PAYING AGENT AND	[ ] CHECK IF DISCOUNT NOTE
REPAYMENT DATE(S): N/A	CALCULATION AGENT:	Issue Price: %
Initially, The Bank of New York
Mellon, London Branch

SPECIFIED CURRENCY: Euro	EXCHANGE RATE AGENT: N/A

INTEREST CATEGORY:	DAY COUNT CONVENTION:
[x] Regular Floating Rate Note	[ ] 30/360 for the period
[ ] Floating Rate/Fixed Rate Note	from to .
Fixed Rate Commencement Date:	[x] Actual/360.
Fixed Interest Rate: %
[ ] Inverse Floating Rate Note	[ ] Actual/Actual for the period
Fixed Interest Rate: %	from to .
Applicable Interest Rate Basis:

AUTHORIZED DENOMINATION:

[ ] $1,000 and integral multiples thereof
[x] Other: €100,000 and integral multiples of €1,000 in excess thereof

ADDENDUM ATTACHED	OTHER / ADDITIONAL PROVISIONS: See Addendum attached hereto
[x] Yes [ ] No

*	If an Initial Redemption Date is specified above, (i) the Redemption Price will initially be the Initial Redemption Percentage specified above and shall decline at each anniversary of the Initial Redemption Date shown above by the Annual Redemption Percentage Reduction specified above until the Redemption Price is 100% of such principal amount, and (ii) this Note may be redeemed either in whole or from time to time in part except if the following box is marked, this Note may be redeemed in whole only [ ]. If no Initial Redemption Date is specified above, this Note may not be redeemed prior to Maturity, except as may be otherwise provided under Other/Additional Provisions or in an Addendum hereto.
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COLGATE-PALMOLIVE COMPANY, a Delaware corporation (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited as the nominee of The Bank of New York Mellon London Branch, as common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, or registered assigns, the Principal Amount of FIVE HUNDRED MILLION EURO, on the Stated Maturity Date specified above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof, or any earlier date of acceleration of maturity) (each such date being hereinafter referred to as the “Maturity Date” with respect to the principal repayable on such date) and to pay interest thereon (and on any overdue principal, premium and/or interest to the extent legally enforceable) at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate determined in accordance with the provisions specified above and on the reverse hereof or in an Addendum hereto with respect to one or more Interest Rate Bases specified above until the principal hereof is paid or duly made available for payment.

The Company will pay interest in arrears on each Interest Payment Date specified above (each, an “Interest Payment Date”), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; provided, however, that if the Original Issue Date occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the registered holder of this Note (the “Holder”) on the Record Date with respect to such second Interest Payment Date.

Interest on this Note will accrue from, and including, the most recent Interest Payment Date to which interest has been paid or duly provided for or from, and including, the Original Issue Date if no interest has been paid or duly provided for, to, but excluding, the next Interest Payment Date or the Maturity Date, as the case may be (each, an “Interest Period”). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (the “Record Date”); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holder at the close of business on any Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner, all as more fully provided for in the Indenture.

Payment of principal, premium, if any, and interest in respect of this Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, upon delivery of a duly completed election form as contemplated on the reverse hereof) at the office of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, New York, in

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such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest due on any Interest Payment Date other than the Maturity Date will be made at the aforementioned office of the Trustee or, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained by the Trustee; provided, however, that a Holder of U.S.$10,000,000 or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) shall, at the option of the Company, be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder. Notwithstanding the foregoing, if this Note is a Global Note as indicated on the face hereof, any payment may be made pursuant to the applicable procedures of the Depositary.

If any Interest Payment Date other than the Maturity Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that if EURIBOR or LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest shall be made on the next succeeding Business Day with the same force and effect as if made on such Maturity Date, and no interest shall accrue with respect to such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

As used herein, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that with respect to non-United States dollar-denominated notes, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the specified currency or, if the specified currency is euro, the day is also a Target Settlement Day (as defined below); provided, further, that, with respect to floating rate notes as to which LIBOR is an applicable Interest Rate Basis, the day is also a London Banking Day (as defined below) and that, with respect to floating rate notes as to which EURIBOR is an applicable Interest Rate Basis, the day is also a Target Settlement Day.

“London Banking Day” means a day on which commercial banks are open for business, including dealings in the Designated LIBOR Currency, in London.

“Principal Financial Center” means (1) the capital city of the country issuing the specified currency, or (2) the capital city of the country to which the Designated LIBOR Currency relates, except, in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, Euros, New Zealand dollars, South African rand and Swiss francs, the “Principal Financial Center” will be The City of New York, Sydney, Toronto, London (solely in the case of the Designated LIBOR Currency), Wellington, Johannesburg and Zurich, respectively.

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Unless otherwise set forth above or specified on the face hereof or in an Addendum hereto, “U.S. Government Securities Business Day” means any day other than a Saturday, Sunday or a day on which The Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Target Settlement Day” means a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor, is open.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified on the face hereof, in an Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

Notwithstanding the foregoing, if an Addendum is attached hereto or “Other/Additional Provisions” apply to this Note as specified above, this Note shall be subject to the terms set forth in such Addendum or such “Other/Additional Provisions” which shall prevail in the event of an inconsistency.

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, Colgate-Palmolive Company has caused this Note to be duly executed by one of its duly authorized officers.

COLGATE-PALMOLIVE COMPANY

By
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Debt Securities of
the series designated therein referred
to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,
as Trustee

By
Authorized Signatory
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[REVERSE OF NOTE]

COLGATE-PALMOLIVE COMPANY
MEDIUM-TERM NOTE, SERIES H
(Floating Rate)

This Note is one of a duly authorized series of debt securities (the “Debt Securities”) of the Company issued and to be issued under an Indenture, dated as of November 15, 1992, as amended, modified or supplemented from time to time (the “Indenture”), between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Note is one of the Debt Securities of the series designated as “Medium-Term Notes, Series H, Due One Year or More From Date of Issue” (the “Notes”). All terms used but not defined in this Note or in an Addendum hereto shall have the meanings assigned to such terms in the Indenture or on the face hereof, as the case may be.

This Note is issuable only in registered form without coupons in minimum denominations of U.S.$1,000 and integral multiples thereof or other Authorized Denomination specified on the face hereof.

Except as otherwise provided in the Indenture and as set forth below, the Notes will be issued in global form only, registered in the name of the Depositary or its nominee and ownership of the Notes shall be maintained in book-entry form by the Depositary for the accounts of participating organizations of the Depositary. If this Note is a global note, this Note is exchangeable for certificated Notes only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this global Note and a successor depositary is not appointed by the Company within 60 days after the Depositary notifies the Company, (ii) the Company in its sole discretion determines that this global Note shall be exchangeable for certificated Notes of this series in registered form or (iii) an Event of Default with respect to the Notes represented hereby has occurred and is continuing.

Unless otherwise specified on the face hereof in accordance with the provisions of the following two paragraphs, this Note will not be subject to any sinking fund and will not be redeemable or repayable prior to the Stated Maturity Date.

This Note will be subject to redemption at the option of the Company on any date on or after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S.$1,000 unless otherwise specified above (provided that any remaining principal amount hereof shall be at least U.S.$1,000 unless otherwise specified above), at the Redemption Price (as defined below), together with unpaid interest accrued hereon to the date fixed for redemption (the “Redemption Date”), on written notice given to the Holder hereof (in accordance with the provisions of the Indenture) not more than 60 nor less than 30 calendar days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms

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and provisions as this Note shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof.

Unless otherwise specified above, the “Redemption Price” shall be the Initial Redemption Percentage specified on the face hereof (as adjusted by the Annual Redemption Percentage Reduction, if any, specified on the face hereof) multiplied by the principal amount of this Note to be redeemed.

This Note may be subject to repayment by the Company at the option of the Holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or in part in increments of U.S.$1,000 (provided that any remaining principal amount hereof shall be at least U.S.$1,000), at a repayment price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (the “Repayment Date”). For this Note to be repaid in whole or in part at the option of the Holder hereof, the Trustee must receive at its corporate trust office not more than 60 nor less than 30 calendar days prior to the Repayment Date, this Note with the form thereon entitled “Option to Elect Repayment” below duly completed. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof.

If the Discount Note box is checked above, the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of maturity of this Note will be equal to the sum of (i) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below, and reduced by any amounts of principal previously paid) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (ii) any unpaid interest accrued hereon to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price specified above and 100% of the principal amount of this Note is referred to herein as the “Discount.”

For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause an assumed yield on the Note to be constant. The assumed constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period), a coupon rate equal to the initial interest rate applicable to this Note and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the “Initial Period”) is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

The interest rate borne by this Note will be determined as follows:

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(i)      Unless the Interest Category of this Note is specified on the face hereof as a “Floating Rate/Fixed Rate Note” or an “Inverse Floating Rate Note” or the face hereof specifies that either “Other/Additional Provisions” or an Addendum hereto applies, in each case, relating to a different interest rate formula, this Note shall be designated as a “Regular Floating Rate Note” and, except as set forth below or specified on the face hereof or in an Addendum hereto, shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date specified on the face hereof; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to, but excluding, the Initial Interest Reset Date shall be the Initial Interest Rate.

(ii)      If the Interest Category of this Note is specified on the face hereof as a “Floating Rate/Fixed Rate Note”, then, except as set forth below or specified on the face hereof or in an Addendum hereto, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in effect for the period from the Original Issue Date to, but excluding, the Initial Interest Reset Date shall be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on, and including, the Fixed Rate Commencement Date specified on the face hereof to the Maturity Date shall be the Fixed Interest Rate specified on the face hereof or, if no such Fixed Interest Rate is specified, the interest rate in effect hereon on the day immediately preceding the Fixed Rate Commencement Date.

(iii)      If the Interest Category of this Note is specified on the face hereof as an “Inverse Floating Rate Note”, then, except as set forth below or specified on the face hereof or in an Addendum hereto, this Note shall bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified on the face hereof; provided, however, that the interest rate hereon shall not be less than zero percent. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the Original Issue Date to, but excluding, the Initial Interest Reset Date shall be the Initial Interest Rate.

Except as set forth above or specified on the face hereof or in an Addendum hereto, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the

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Original Issue Date to, but excluding, the Initial Interest Reset Date shall be the Initial Interest Rate. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that if EURIBOR or LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. In addition, if the Treasury Rate is an applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.

The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date will be determined by the Calculation Agent as of the applicable Interest Determination Date and will be calculated by the Calculation Agent on or prior to the Calculation Date (as defined below). The determination of any interest rate by the Calculation Agent will be final and binding absent manifest error. The “Interest Determination Date” with respect to the Commercial Paper Rate shall be the second Business Day immediately preceding the applicable Interest Reset Date; the “Interest Determination Date” with respect to the CMT Rate shall be the second U.S. Government Securities Business Day immediately preceding the applicable Interest Reset Date; the “Interest Determination Date” with respect to the Prime Rate shall be the Business Day immediately preceding the applicable Interest Reset Date; the “Interest Determination Date” with respect to the Eleventh District Cost of Funds Rate shall be the last Business Day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the “FHLB of San Francisco”) publishes the Index (as defined below); the “Interest Determination Date” with respect to the Federal Funds Rate shall be the applicable Interest Reset Date; the “Interest Determination Date” with respect to LIBOR shall be the second London Banking Day immediately preceding the applicable Interest Reset Date, unless the Designated LIBOR Currency is the British pounds sterling, in which case the Interest Determination Date will be the applicable Interest Reset Date; and the Interest Determination Date with respect to EURIBOR shall be the second Target Settlement Day immediately preceding the applicable Interest Reset Date. The “Interest Determination Date” with respect to the Treasury Rate shall be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (i.e., Treasury Bills are normally sold at an auction held on Monday of each week, unless such Monday is a legal holiday, in which case the auction is normally held on the immediately succeeding Tuesday, except that such auction may be held on the preceding Friday) or, if no auction is held for a particular week, the first Business Day of that week; provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the “Interest Determination Date” shall be such preceding Friday; provided, further that if the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day. If the interest rate of this Note is determined with reference to two or more Interest Rate Bases specified on the face hereof, the “Interest Determination Date” pertaining to this Note shall be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest Rate Basis shall be determined as of such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

Subject to applicable provisions of law, and unless otherwise specified on the face hereof or in an Addendum hereto, the rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below.

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CMT Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the CMT Rate, the CMT Rate shall be determined as of the applicable Interest Determination Date (a “CMT Rate Interest Determination Date”) in accordance with the following provisions:

(i) if Reuters Page FRBCMT (as defined below) is specified above, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof published in H.15(519) under the caption “Treasury constant maturities”, as the yield is displayed on Reuters, (“Reuters”) (or any successor service) on page FRBCMT, or any other page as may that specified page on that service (“Reuters Page FRBCMT”) or, if not displayed on Reuters, as displayed on the Bloomberg L.P. (“Bloomberg”) service (or any successor service) on page NDX 7 (or any other page as may replace the specified page on that service) (“Bloomberg Page NDX 7”), for such CMT Rate Interest Determination Date. If such rate does not appear on Reuters Page FRBCMT or Bloomberg Page NDX 7, as the case may be, the CMT Rate on such CMT Rate Interest Determination Date will be the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof and for such CMT Rate Interest Determination Date published in H.15(519) under the caption “Treasury constant maturities”. If such rate does not appear in H.15(519), the CMT Rate on such CMT Rate Interest Determination Date will be the rate on such CMT Rate Interest Determination Date for the period of the Index Maturity specified on the face hereof as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519). If the Federal Reverse System Board of Governors or the United States Department of the Treasury does not publish a yield on United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof for such CMT Rate Interest Determination Date, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three leading primary United States government securities dealers in The City of New York (each, a “Reference Dealer”) selected by the Calculation Agent from five Reference Dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified on the face hereof, a remaining term to maturity no more than one year shorter than the Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations will be eliminated. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity longer than the Index

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Maturity specified on the face hereof, a remaining term to maturity closest to the Index Maturity specified on the face hereof, and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two such United States Treasury securities with an original maturity longer than the Index Maturity specified on the face hereof have remaining terms to maturity equally close to the Index Maturity specified on the face hereof, the quotes for the Treasury security with the shorter original term to maturity will be used.

(ii) if Reuters Page FEDCMT (as defined below) is specified above, the percentage equal to the one-week or one-month, as specified above, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof published in H.15(519) under the caption “Treasury constant maturities”, as such yield is displayed on Reuters (or any successor service) on page FEDCMT, or any other page as may replace that specified page on that service (“Reuters Page FEDCMT”) or, if not so displayed on Reuters, as displayed on the Bloomberg service (or any successor service) on Bloomberg Page NDX 7, for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls. If such rate does not appear on the Reuters Page FEDCMT or Bloomberg Page NDX 7, as the case may be, the CMT Rate on such CMT Rate Interest Rate Determination Date will be the percentage equal to the one-week or one-month, as specified above, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof and for the week or month, as applicable, preceding such CMT Rate Interest Determination Date published in H.15(519) opposite the caption “Treasury constant maturities”. If such rate does not appear in H.15(519), the CMT Rate on such CMT Rate Interest Determination Date will be the one-week or one-month, as specified above, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls. If the one-week or one-month, as specified above, average yield on United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof for the applicable week or month is not published, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified on the face hereof, a remaining term to maturity of no more than 1 year shorter than the Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date will be

12

calculated by the Calculation Agent and will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations will be eliminated. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity longer than the Index Maturity specified on the face hereof, a remaining term to maturity closest to the Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of such quotations will be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two such United States Treasury securities with an original maturity longer than the Index Maturity specified on the face hereof have remaining terms to maturity equally close to the Index Maturity specified on the face hereof, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

Commercial Paper Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the Commercial Paper Rate, the Commercial Paper Rate shall be determined as of the applicable Interest Determination Date (a “Commercial Paper Rate Interest Determination Date”) as the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified on the face hereof published in H.15(519) under the caption “Commercial Paper-Nonfinancial” or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Money Market Yield of the rate on such Commercial Paper Rate Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying such rate, under the caption “Commercial Paper-Nonfinancial.” If such rate is not so published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified on the face hereof placed for industrial issuers whose bond rating is “Aa”, or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

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“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100
360 – (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable Interest Reset Period.

Eleventh District Cost of Funds Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the Eleventh District Cost of Funds Rate, the Eleventh District Cost of Funds Rate shall be determined as of the applicable Interest Determination Date (an “Eleventh District Cost of Funds Rate Interest Determination Date”) as the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption “11TH District” on the display on Reuters (or any successor service) on page COFI/ARMS or any other page as may replace that specified page on such service (“Reuters Page COFI/ARMS”) or, if not so displayed on Reuters, as displayed on the Bloomberg service (or any successor service) on page ALLX COF (or any other page as may replace the specified page on that service) (“Bloomberg Page ALLX COF”), in each case as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Reuters Page COFI/ARMS or Bloomberg Page ALLX COF, as the case may be, on such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Index”) by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

EURIBOR. If an Interest Rate Basis for this Note is specified on the face hereof as EURIBOR, EURIBOR shall be determined as of the applicable Interest Determination Date (a “EURIBOR Interest Determination Date”) as (i) the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI - The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, as that rate appears on Reuters (or any successor service) on page EURIBOR01, or any other page as may replace that specified page on that service (“Reuters Page EURIBOR01”) as of 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, or (ii) if the rate referred to in clause (i) does not appear on Reuters Page EURIBOR01, or is not so published by 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, the rate calculated by the Calculation Agent as the arithmetic mean of at

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least two quotations obtained by the Calculation Agent after requesting the principal Euro-zone (as defined below) offices of four major reference banks in the Euro-zone interbank market to provide the Calculation Agent with its offered quotation for deposits in euros for the period of the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, to prime banks in the Euro-zone interbank market at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date and in a principal amount not less than the equivalent of U.S. $1 million in euros that is representative for a single transaction in euro in that market at that time, or (iii) if fewer than two quotations referred to in clause (ii) are so provided, the rate on such EURIBOR Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date by four major banks in the Euro-zone for loans in euro to leading European banks, having the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date and in a principal amount not less than the equivalent of U.S. $1 million in euros that is representative for a single transaction in euros in that market at that time, or (iv) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (iii), EURIBOR in effect on such EURIBOR Interest Determination Date.

“Euro-zone” means the region comprised of member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the treaty on the European Union.

Federal Funds Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the Federal Funds Rate, the Federal Funds Rate shall be determined as of the applicable Interest Determination Date (a “Federal Funds Rate Interest Determination Date”) in accordance with the following provisions:

(1) if “Federal Funds (Effective) Rate” is specified on the face hereof, the Federal Funds Rate determined as of the applicable Federal Funds Rate Interest Determination Date shall be:

(a) the rate on such date for United States dollar federal funds as published in H.15(519) under the heading “Federal funds (effective),” and that is displayed on Reuters, or any successor service, on page FEDFUNDS1 or any other page as may replace that specified page on that service (“Reuters Page FEDFUNDS1”) under the heading “EFFECT”, or

(b) if such rate does not appear on Reuters Page FEDFUNDS1 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate with respect to such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption “Federal funds (effective)”, or

(c) if such rate does not appear on Reuters Page FEDFUNDS1 or is not so published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds

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arranged by three leading brokers of United States dollar federal funds transactions in The City of New York selected by the Calculation Agent, before 9:00 A.M., New York City time on such Federal Funds Rate Interest Determination Date, provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

(2) if “Federal Funds Open Rate” is specified on the face hereof, the Federal Funds Rate determined as of the applicable Federal Funds Rate Interest Determination Date shall be:

(a) the rate on such date under the heading “Federal Funds” for the Index Maturity specified on the face hereof and opposite the caption “Open” as such rate is displayed on Reuters, or any successor service, on page 5 or any other page as may replace that specified page on that service (“Reuters Page 5”), or

(b) if such rate does not appear on Reuters Page 5 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate with respect to such Federal Funds Rate Interest Determination Date displayed on the FFPREBON Index Page on the Bloomberg service, which is the Fed Funds Opening Rate as reported by Prebon Yamane (or its successor) on Bloomberg, or

(c) if such rate does not appear on the FFPREBON Index page on Bloomberg or another recognized electronic source or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York selected by the Calculation Agent, before 9:00 A.M., New York City time on such Federal Funds Rate Interest Determination Date, provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

(3) if “Federal Funds Target Rate” is specified on the face hereof, the Federal Funds Rate determined as of the applicable Federal Funds Rate Interest Determination Date shall be:

(a) the rate on such date displayed on the FDTR Index Page on Bloomberg, or

(b) if such rate does not appear on the FDTR Index Page on Bloomberg or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate with respect to such Federal Funds Rate Interest Determination Date appearing on Reuters on page USFFTARGET= or any other page as may replace that specified page on that service (“Reuters Page USFFTARGET=“), or

(c) if such rate does not appear on Reuters Page USFFTARGET= or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on

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such Federal Funds Rate Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York selected by the Calculation Agent, before 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date, provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

LIBOR. If an Interest Rate Basis for this Note is specified on the face hereof as LIBOR, LIBOR shall be determined by the Calculation Agent as of the applicable Interest Determination Date (a “LIBOR Interest Determination Date”) in accordance with the following provisions:

(i) LIBOR will be the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, that appears on the Designated LIBOR Page (as defined below) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date; or if no such rate so appears, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

(ii) With respect to a LIBOR Interest Determination Date on which no rate appears on the Designated LIBOR Page as specified in clause (i) above, or is not so published by 11:00 A.M., London time, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date immediately following such Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date as calculated by the Calculation Agent will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., London time, in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date immediately following such Interest Determination Date, and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

“Designated LIBOR Currency” means the currency specified on the face hereof as to which LIBOR shall be calculated or, if no such currency is specified on the face hereof, United States dollars.

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“Designated LIBOR Page” means (a) if “Reuters Page LIBOR01” or “LIBOR01” is specified on the face hereof, the display on Reuters (or any successor service) on page LIBOR01 or any page as may replace that specified page on that service, for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency, or (b) if “Reuters Page LIBOR02” or “LIBOR02” is specified on the face hereof, the display on Reuters (or any successor service) on page LIBOR02, or any page as may replace that specified page on that service, for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

Prime Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the Prime Rate, the Prime Rate shall be determined as of the applicable Interest Determination Date (a “Prime Rate Interest Determination Date”) as the rate on such date as such rate is published in H.15(519) opposite the caption “Bank prime loan” or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Prime Rate Interest Determination Date published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying such rate, opposite the caption “Bank prime loan”, or if such rate is not so published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, the Prime Rate determined as of such Prime Rate Interest Determination Date shall be calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Page USPRIME1 (as defined below) as such bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on such Prime Rate Interest Determination Date. If fewer than four such rates so appear on the Reuters Page USPRIME1 by 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate determined as of such Prime Rate Interest Determination Date shall be calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

“Reuters Page USPRIME1” means the display on Reuters (or any successor service) on the page USPRIME1 (or any other page as may replace that specified page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

Treasury Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the Treasury Rate, the Treasury Rate shall be determined as of the applicable Interest Determination Date (a “Treasury Rate Interest Determination Date”) as the rate from the auction held on such Treasury Rate Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified on the face hereof under the caption “INVEST RATE” on the display on Reuters (or any successor service) on page USAUCTION 10, or any other page as may replace that specified page on that service (“Reuters Page USAUCTION 10”) or page USAUCTION 11, or any other page as may replace that specified page on that service (“Reuters Page USAUCTION 11”) or, if not so displayed on Reuters, as displayed on the Bloomberg service (or any successor service) on page AUCR 18 (or any other page as may replace that page on that service) or, if such rate not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the

18

auction rate of such Treasury Bills as announced by the United States Department of the Treasury. In the event that such auction rate is not so announced by the United States Department of Treasury on such Calculation Date, or if no such Auction is held, then the Treasury Rate determined as of such Treasury Rate Interest Determination Date shall be the Bond Equivalent Yield of the rate on such Treasury Rate Interest Determination Date of Treasury Bills having the Index Maturity specified on the face hereof published in H.15(519) under the caption “U.S. government securities/Treasury bills (secondary market)” or, if not yet published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Treasury Rate Interest Determination Date of such Treasury Bills published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. government securities/Treasury bills(secondary market).” If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Treasury Rate determined as of such Treasury Rate Interest Determination Date shall be calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date shall be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N	x 100
360 – (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, N refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.

Any provision contained herein, including the determination of an Interest Rate Basis, the specification of an Interest Rate Basis, calculation of the interest rate applicable to this Note, its Interest Payment Dates or any other matter relating thereto may be modified as specified in an Addendum relating hereto if so specified above.

Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above. In addition to any maximum Interest Rate applicable hereto pursuant to the above provisions, the interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by the United States law of general application.

The Calculation Agent shall calculate the interest rate hereof in accordance with the foregoing on or before each Calculation Date. At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

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The “Calculation Date”, if applicable, pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be. At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date.

Accrued interest hereon shall be an amount calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the applicable Interest Period. Unless otherwise specified as the Day Count Convention on the face hereof, the interest factor for each such date shall be computed by dividing the interest rate applicable to such day by 360 if the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, EURIBOR, the Federal Funds Rate, LIBOR or the Prime Rate is an applicable Interest Rate Basis or by the actual number of days in the year if the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis. Unless otherwise specified as the Day Count Convention on the face hereof, the interest factor for this Note, if the interest rate is calculated with reference to two or more Interest Rate Bases, shall be calculated in each period in the same manner as if only the applicable Interest Rate Basis specified on the face hereof applied.

All percentages resulting from any calculation on this Note shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation on this Note shall be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards).

If an Event of Default shall occur and be continuing, the principal of the Notes may be accelerated in the manner and with the effect provided in the Indenture.

The Indenture permits the amendment thereof for specified purposes, including, among other things, curing ambiguities and correcting inconsistencies, by the Company and the Trustee without the consent of the Holders. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of any series of Debt Securities to be adversely affected thereby at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of each series of Debt Securities at the time outstanding, adversely affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the outstanding Debt Securities of each series, on behalf of the Holders of Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

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No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of Authorized Denominations and for the same aggregate principal amount with the same terms and provisions, will be issued by the Company to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons and, if payable in U.S. dollars, only in denominations of U.S.$1,000 and any integral multiple of U.S.$1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary, except as required by law.

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

Capitalized terms used herein without definition which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT - ______ Custodian _____
TEN ENT	-	as tenants by the entireties	(Cust) (Minor)
JT TEN	-	as joint tenants with right of	under Uniform Gifts to Minors
		survivorship and not as tenants	Act_____________________
		in common	(State)

Additional abbreviations may also be used though not in the above list.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address including postal zip code of assignee)

this Note and all rights thereunder hereby irrevocably constituting and appointing

Attorney

to transfer this Note on the books of the Company, with full power of substitution in the premises.

Dated:

Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.
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[OPTION TO ELECT REPAYMENT]

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at

(Please print or typewrite name and address of the undersigned)

For this Note to be repaid, the Trustee must receive at its corporate trust office in the Borough of Manhattan, The City of New York, currently located at 101 Barclay Street, New York, New York 10286 not more than 60 nor less than 30 calendar days prior to the Repayment Date, this Note with this “Option to Elect Repayment” form duly completed.

If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S.$1,000, provided that any remaining principal amount shall be at least U.S.$1,000 unless otherwise specified in the Note) which the Holder elects to have repaid and specify the denomination or denominations (which shall be U.S.$1,000 or an integral multiple thereof) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

Principal Amount

to be Repaid: $

Notice: The signature(s) on
Date:	this Option to Elect Repayment
must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.
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COLGATE-PALMOLIVE COMPANY

MEDIUM-TERM NOTE, SERIES H
Floating Rate Notes due 2019

CUSIP / ISIN / Common Code: 194162AF0 / XS1230926609 / 123092660

ADDENDUM TO MEDIUM-TERM NOTE

Any references below to “the Notes” means the Company’s Floating Rate Medium-Term Notes, Series H, due 2019, and any reference below to “this Note,” mean the Note of which this Addendum is a part. The provisions of this Addendum supplement, and to the extent different therefrom or inconsistent therewith, supersede, the provisions set forth in the Note of which this Addendum is part. Any terms used and not otherwise defined in this Addendum shall have the respective meanings set forth in the Notes or, if not defined therein, the Indenture.

Paying and Calculation Agent

The Company has initially appointed the institution specified on the face of this Note as Paying Agent and Calculation Agent (together, the “Paying and Calculation Agent”) to act as such agent with respect to this Note, but the Company may, in its sole discretion, appoint any other institution (including any Affiliate of the Company) to serve as any such agent from time to time. The Company will give the Trustee prompt written notice of any change in any such appointment. Insofar as this Note provides for any such agent to obtain rates, quotes or other data from a bank, dealer or other institution for use in making any determination hereunder, such agent may do so from any institution or institutions of the kind contemplated hereby notwithstanding that any one or more of such institutions are any such agent, Affiliates of any such agent or Affiliates of the Company.

All determinations made by the Paying and Calculation Agent may be made by such agent in its sole discretion and, absent manifest error, shall be conclusive for all purposes and binding on the Holder of this Note and the Company. The Paying and Calculation Agent shall not have any liability therefor.

Principal and Interest

The Company shall pay any principal amount due on this Note on the Stated Maturity Date specified on the face of this Note (or any earlier date of redemption as provided below under “Redemption for Tax Reasons” (a “Redemption Date”), or any earlier date of acceleration of maturity) (each such date being hereinafter referred to as the “Maturity Date” with respect to the principal repayable on such date) and shall pay interest thereon (and on any overdue principal and/or interest to the extent legally enforceable) at the Interest Rate determined from time to time in accordance with the provisions set forth in this Note, until the principal hereof is paid or duly made available for payment.

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Interest on this Note will be computed on the basis of a 360-day year and the actual number of days in the period for which interest is being calculated. The Interest Rates on this Note will not be less than zero.

Interest on this Note will accrue from, and including, the most recent Interest Payment Date to which interest has been paid or duly provided for or, from and including, the Original Issue Date if no interest has been paid or duly provided for, to, but excluding, the next Interest Payment Date or the Maturity Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the fifteenth day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date or, if this Note is represented by one or more global Notes, the close of business on the Business Day (for this purpose a day on which Clearstream Banking, société anonyme (“Clearstream”), and Euroclear Bank, S.A./N.V. (“Euroclear”) are open for business) immediately preceding the related Interest Payment Date (in each case, the “Regular Record Date”). Any such interest not so punctually paid or duly provided for on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holder at the close of business on any Regular Record Date and, may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner, not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided for in the Indenture.

The principal of this Note payable on any Maturity Date will be paid in euro against presentation and surrender at the office or agency maintained for such purpose in London, United Kingdom, initially the corporate trust office of the Paying and Calculation Agent located at One Canada Square, London E14 5AL, United Kingdom.

For purposes of this Note, “Business Day” means any day other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close and (2) on which the Trans-European Automated Real Time Gross Settlement Express Transfer system (the TARGET system), or any successor thereto, is open. If this Note is represented by one or more global Notes, for purposes of the Regular Record Date or Special Record Date, such day must be a day on which Clearstream and Euroclear are open for business.

The Company will pay Additional Amounts in respect of payment of principal of, or interest on, this Note to the extent set forth below under “Payment of Additional Amounts,” and any references herein to principal of, or interest payable on, this Note shall be deemed to include any such Additional Amounts, if applicable.

References to Euroclear and/or Clearstream shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system as may be approved by the Company.

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Issuance in Euro

Principal and interest payments in respect of this Note will be payable in euro; provided, however, that if euro is unavailable or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of this Note will be made in U.S. dollars until euro is again available or so used. The amount payable on any date in euro (and any amount in euro required to be translated into U.S. dollars for purposes of any determination under the Indenture) will be converted to U.S. dollars on the basis of the Market Exchange Rate (as defined below). Any payment in respect of this Note so made in U.S. dollars shall not constitute an Event of Default under the Indenture. Neither the Trustee nor the Paying and Calculation Agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

“Market Exchange Rate” means the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date (or determination date) or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent euro/U.S. dollar exchange rate available on or prior to the second Business Day prior to the relevant payment date (or determination date), as reported by Bloomberg.

Payment of Additional Amounts

The Company will, subject to the exceptions and limitations set forth below, pay as Additional Amounts to a Holder that is a United States Alien (as defined below) such amounts as may be necessary so that every net payment on this Note after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge of whatever nature imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount to be then due and payable. However, the Company will not be required to make any payment of Additional Amounts for or on account of:

(a)	any tax, assessment or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such Holder, if such Holder is an estate or a trust, or a member or shareholder of such Holder, if such Holder is a partnership or corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein, or (ii) the presentation by the Holder of this Note for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurs later;

(b)	any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or other governmental charge;
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(c)	any tax, assessment or other governmental charge that would not have been imposed but for such Holder’s past or present status as a controlled foreign corporation, passive foreign investment company (including a qualified election fund) or foreign private foundation or other tax exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid United States Federal income tax;

(d)	any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on this Note;

(e)	any tax, assessment or other governmental charge required to be deducted or withheld by any paying agent from any payment on this Note, if such payment can be made without such deduction or withholding by any other paying agent;

(f)	any tax, assessment or other governmental charge that would not have been imposed but for the Holder’s failure to comply with any applicable certification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of this Note if, without regard to any tax treaty, such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(g)	any tax, assessment or other governmental charge imposed by reason of the Holder (i) owning or having owned, directly or indirectly, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) receiving interest described in Section 881(c)(3)(A) of the United States Internal Revenue Code or (iii) being a controlled foreign corporation with respect to the United States that is related to the Company by actual or constructive stock ownership;

(h)	any tax, assessment or other governmental charge that is imposed on a payment pursuant to Sections 1471 through 1474 of the United States Internal Revenue Code (FATCA), any Treasury regulations and official interpretations thereof, and any regulations or official law, agreement or interpretations thereof implementing an intergovernmental approach thereto; or

(i)	any combination of items (a), (b), (c), (d), (e), (f) (g) and (h);

nor shall such Additional Amounts be paid with respect to any payment on this Note to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of this Note.

For purposes of the foregoing, the holding of or the receipt of any payment with respect to this Note shall not constitute a connection between the Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or a person having power over, such Holder if such Holder is an estate, a trust, a partnership or a corporation) and the United States.

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The term “United States Alien” means any person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a nonresident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

Redemption for Tax Reasons

If the Company has or will become obliged to pay Additional Amounts (as provided above under the heading “Payment of Additional Amounts”) as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after May 7, 2015, and the Company determines that such obligation cannot be avoided by the use of reasonable measures then available to the Company, the Company may, at its option, at any time, having giving not less than 30 nor more than 60 days’ prior written notice to Holders, redeem, in whole, but not in part, the Notes at a Redemption Price equal to 100% of its principal amount, together with unpaid interest, if any, on the Notes accrued to but excluding the Redemption Date, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts if a payment in respect to the Notes was due on such date. Such notice of redemption shall specify the principal amount to be redeemed, ISIN and Common Code numbers to be redeemed, the Redemption Date, the Redemption Price or if not ascertainable, then the manner of calculation thereof, the place or places of payment and that payment will be made upon presentation and surrender of the Notes. Once notice of redemption is given in writing, this Note will become due and payable on the Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest to, but not including, the Redemption Date. Prior to the transmission or publication of any notice of redemption pursuant to this paragraph, the Company shall deliver to the Trustee a certificate signed by two executive officers of the Company stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the Company’s right to so redeem this Note has occurred.

Exchange of Global Notes for Certificated Notes

This Note is exchangeable for certificated Notes in definitive form of like tenor in minimum denominations of €100,000 principal amount and integral multiples of €1,000 in excess thereof if:

(1) the Company has been notified that both Clearstream and Euroclear have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available;

(2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes; or

(3) there has occurred and is continuing an Event of Default with respect to this Note.

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In all cases, certificated Notes delivered in exchange for this Note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the common depositary (in accordance with its customary procedures).

Payments (including principal and interest) and transfers with respect to Notes in certificated form may be executed at the office or agency maintained for such purpose in London (initially the corporate trust office of the Paying and Calculation Agent) or, at the Company’s option, by check mailed to the Holder thereof at the respective addresses set forth in the register of Holders of the Notes, provided that all payments (including principal and interest) on Notes in certificated form, for which the Holders thereof have given wire transfer instructions at least ten calendar days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. No service charge will be made for any registration of transfer, but payment of a sum sufficient to cover any tax or governmental charge payable in connection with that registration may be required.

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